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                                                        Exhibit 10.1

                             SECOND AMENDMENT

     THIS SECOND AMENDMENT (hereinafter referred to as the "Amendment") is made this 7th day of November 2014, by and between CWCA SCOTT CREEK 28, L.L.C., a Delaware limited liability company ("Landlord"), and AEHR TEST SYSTEMS, a California corporation ("Tenant").

                               WITNESSETH:

     WHEREAS, Landlord (formerly known as Walton CWCA Scott Creek 28, L.L.C., successor in interest to Scott Creek Three Trust, a Maryland real estate investment trust) and Tenant are party to that certain Multi-Tenant Office Triple Net Lease, dated as of "July ___, 1999"
(sic) (the "Original Lease"), as amended by that certain First Amendment, dated as of April 1, 2008 (the "First Amendment", and collectively with the Original Lease, the "Lease", as may be further amended or modified from time to time), pursuant to which Landlord leases to Tenant certain premises consisting of approximately 51,289 rentable square feet with a common address of 400 Kato Terrace, Fremont, California, as more particularly described in the Lease
(the "Premises") and located in the Project commonly known as Scott Creek Business Park.

     WHEREAS, the Lease Term is scheduled to expire on June 30, 2015 and Landlord and Tenant desire to extend the existing Lease Term for an additional thirty-six (36) full calendar months from such expiration date and to amend the terms and conditions of the Lease as hereinafter provided.

                                AGREEMENT:

     NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, and the mutual covenants set forth herein, the parties hereto agree as follows:

     1. Extension of Lease Term. The Lease Term is hereby extended for a period of thirty-six (36) full calendar months, commencing as of July 1, 2015 (the "Second Extension Date") and expiring on June 30, 2018 (the "Second Extended Termination Date") (which period is referred to herein as the "Second Extended Term"), unless sooner terminated in accordance with the terms of the Lease. From and after the date hereof, the "Lease Term" shall be deemed to include the Second Extended Term. Tenant's lease of the Premises during the Second Extended Term shall be subject to all the terms and conditions of the Lease, except as expressly modified herein, and except that Tenant shall not be entitled to receive any allowances, abatements, or other financial concession granted in connection with entering into the Lease unless such concessions are expressly provided for herein with respect to the Second Extended Term.

     2. Base Rent Schedule. Effective as of the Second Extension Date, the monthly Base Rent for the Premises payable by Tenant to Landlord during the Second Extended Term is as follows:


   From        To           Base Rent (per month)
---------   --------       ------------------------
7/1/2015    6/30/2016      $36,928.08
7/1/2016    6/30/2017      $38,035.92
7/1/2017    6/30/2018      $39,177.00


     Except as otherwise set forth in this Amendment, all other terms and conditions with respect to the payment of Base Rent, Building Direct Expenses, or any other sums due and payable by Tenant under the Lease shall remain as set forth thereunder.

     3. AS-IS Condition. Tenant hereby acknowledges and agrees that it has accepted the Premises as of the date hereof, and will continue to accept the Premises as of the Second Extension Date, in AS-IS, WHERE-IS condition without any representation or warranty of any kind made by Landlord in favor of Tenant.

     4. Letter of Credit. Notwithstanding the third sentence of Section 3 of the First Amendment to the contrary, Landlord and Tenant acknowledge and agree that the terms of Section 3 of the First Amendment shall remain in effect from and after the Second Extension Date.

     5. Landlord's Notice Address. Landlord's address for notices set forth in the Lease is hereby deleted in its entirety and is replaced with the following:

      "CWCA Scott Creek 28, L.L.C.
      c/o IndCor Properties
      Two North Riverside Plaza, Suite 2350
      Chicago, IL 60606
      Attn: Lease Administration

      with a copy to:
      CWCA Scott Creek 28, L.L.C.
      c/o IndCor Properties
      7887 Belleview Ave., Suite 325
      Denver, CO 80111
      Attn: Charles Sullivan"

     6. Wire Instructions/Addresses for Rent Payment. Notwithstanding anything to the contrary contained in Article 3 of the Original Lease or
Section 8.1 of the First Amendment, the following are Landlord's wire instructions and rent payment addresses:

     ACH/Wire Payments:
     Bank Name: JPMorgan Chase
     Bank Address: 277 Park Avenue, 22nd Floor, New York, NY 10172 ABA #: ACHs - 071000013, Wires - 021000021
     Account #: 479562865
     Account Name: CWCA East Howell 59, L.L.C.

     US Mail:
     CWCA Scott Creek 28, L.L.C.
     P.O. Box 101257
     Pasadena, CA 91189-0005

     Overnight Mail:
     JPMorgan Chase
     2710 Media Center Drive
     Building #6, Suite #120
     Los Angeles, CA 90065
     Attn: CWCA Scott Creek 28, L.L.C.

     7. Renewal Option. Section 7 of the First Amendment is hereby deleted in its entirety. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall have one (1) option to further extend the Lease Term (the "Renewal Option") on the following terms and conditions.

      (a) Provided that as of the date of the receipt of the Renewal Notice (as hereinafter defined) by Landlord and the Renewal Commencement Date (as hereinafter defined), (i) Tenant is the tenant originally named herein, (ii) Tenant actually occupies all of the Premises initially demised under this Amendment and any space added to the Premises, and (iii) no default exists, or would exist but for the passage of time or the giving of notice, or both, then Tenant shall have the right to further extend the Lease Term for an additional period of thirty-six (36) months (the "Renewal Term") commencing on the day following the Second Extended Termination Date (the "Renewal Commencement Date"). Tenant shall give Landlord written notice (the "Renewal Notice") of its

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election to extend the Lease Term in accordance with the terms hereof at least one hundred eighty (180) days, but not more than two hundred seventy (270) days, prior to the Second Extended Termination Date.

      (b) The Base Rent payable by Tenant to Landlord during the Renewal Term shall be the greater of (i) the Base Rent applicable to the last month of the Second Extended Term, and (ii) the then-prevailing market rate for comparable space in comparable buildings in the vicinity of the Project taking into account the size of the lease, the length of the renewal term, market escalations, and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period).

      (c) Landlord shall notify Tenant of its determination of the Base Rent for the Renewal Term, and Tenant shall advise Landlord in writing of any objection to such determination of the Base Rent within ten (10) days of receipt of Landlord's notice. Failure to respond within the ten (10) day period shall constitute Tenant's rejection of such Base Rent, Tenant's exercise of the Renewal Option shall be deemed to be withdrawn, and the Lease shall expire or terminate in accordance with its terms. If Tenant affirmatively objects in writing, Landlord and Tenant shall commence negotiations to attempt to agree upon the Base Rent for a period of up to fifteen (15) days after Landlord's receipt of Tenant's objection notice. If (i) Tenant has rejected such Base Rent in writing and (ii) the parties cannot agree after Tenant objects, each acting in good faith but without any obligation to agree, on the Base Rent on or before the end of such fifteen (15) day period, then
Tenant's exercise of the Renewal Option shall be deemed withdrawn and the Lease shall expire or terminate in accordance with its terms.

      (d) The determination of the Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for any additional rent and any other reimbursable or chargeable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such items with respect to the Premises during the Renewal Term.

      (e) Except for the Base Rent for the Renewal Term as determined above, Tenant's occupancy of the Premises during the Renewal Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Second Extended Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew, terminate or extend the Lease.

      (f) If Tenant does not give the Renewal Notice within the period set forth above, the Renewal Option shall automatically terminate. Time is of the essence as to the giving of the Renewal Notice.

      (g) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Renewal Term. The Premises shall be tendered on the Renewal Commencement Date in "as-is" condition.

      (h) If the Lease Term is extended for the Renewal Term, then, promptly after the determination of Base Rent in accordance with the terms of this Section 7, Landlord shall prepare and Tenant shall execute, within ten (10) days of receipt, an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

      (i) If Tenant exercises its right to extend the term of the Lease for the Renewal Term pursuant to this Section 7 and the parties execute the amendment, the term "Lease Term" as used in this Lease, shall be construed to include, when practicable, the Renewal Term except as provided in subsection (e) above.

     8. Tenant's Broker. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction other than Cornish & Carey Commercial Newmark Knight Frank. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

     9. No Offer. Submission of this Amendment by Landlord is not an offer to enter into this Amendment, but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord and Tenant have fully executed and delivered this Amendment. To Landlord's actual knowledge, the Premises has not undergone an inspection by a certified access specialist. For purposes of this

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Section, Landlord's actual knowledge shall mean and be limited to the actual knowledge of the person who is Landlord's asset manager (not the Building's property manager) on the date this Amendment is executed by Landlord, without any duty of inquiry or investigation, and such asset manager shall have no personal liability if such representation is untrue.

     10. Authority. Tenant represents and warrants to Landlord that Tenant has been and is qualified to do business in the state in which the Premises is located, that the entity has the full right and authority to enter into this Amendment, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.

     11. Severability. If any clause or provision of this Amendment is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby. It is also the intention of the parties to this Amendment that in lieu of each clause or provision of this Amendment that is illegal, invalid or unenforceable, there be added, as a part of this Amendment, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     12. Counterparts and Delivery. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one
Amendment. Execution copies of this Amendment may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Amendment having the binding effect as an original signature on an original document. Notwithstanding the foregoing, Tenant shall, upon Landlord's request, deliver original copies of this Amendment to Landlord at the address set forth in such request. Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Amendment.

     13. Conflict; Ratification; Integration. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control. Landlord and Tenant hereby agree that (a) this Amendment is incorporated into and made a part of the Lease, (b) any and all references to the Lease hereinafter shall include this Amendment, and
(c) the Lease, and all terms, conditions and provisions of the Lease, are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove. The recitals set forth herein are incorporated by reference. Capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment. This Amendment and any attached exhibits and addenda set forth the entire agreement between the parties with respect to the matters set forth herein.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly authorized, executed and delivered as of the day and year first set forth above.


LANDLORD:                                TENANT:


CWCA SCOTT CREEK 28, L.L.C.,             AEHR TEST SYSTEMS,

a Delaware limited liability company     a California corporation

By: /s/ MICHAEL R. MERCIER               By: /s/  GARY L. LARSON
---------------------------              -----------------------
Name: Michael R. Mercier                 Name:  Gary L. Larson
---------------------------              -----------------------
Title: Senior Vice President-Operations  Title: VP, CFO
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